UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2009

______________

KOWABUNGA! INC.

(Exact name of registrant as specified in its charter)

______________

Nevada	001-32442	87-0450450
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

15550 Lightwave Drive 3RD Floor, Clearwater, Florida 33760

(Address of Principal Executive Office) (Zip Code)

(727) 324-0046

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry Into a Material Definitive Agreement.

 On March 18, 2009, Kowabunga, Inc. (“the Company”) entered into a Second Amendment to Amended and Restated Loan Agreement (the “Loan Agreement”) with Wachovia Bank, N.A. (“Wachovia”). The Loan Agreement amended the Amended and Restated Loan Agreement dated as of February 27, 2008 between Wachovia and the Company and the First Amendment to Amended and Restated Loan Agreement dated June 25, 2008. The Loan Agreement also amended the Amended and Restated Term Promissory Note in the original amount of $5,000,000 dated as of February 27, 2008 (the “Term Note”).  The Loan Agreement reduced the maximum available credit under the revolving loan facility to $8 million as of March 18, 2009 and further reduces the maximum available under the revolving credit facility to $6 million on October 1, 2009.  The maturity date of the Loan Agreement and the Term Note was accelerated from February 27, 2011 to March 31, 2010.  The following description of the various terms of the credit and loan facilities does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement which the Company has filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

 Interest on the unpaid principal balance of the revolving loan and the Term Note accrues at a rate between LIBOR Market Index Rate plus 4.0% until October 1, 2009 at which time the rate increases to LIBOR Market Index Rate plus 7.0%, provided further that the interest rate shall in no event be less than 7.0%.  Amounts due under the Term Note are payable based on a 36 month amortization of the original amount, with any remaining principal due on March 31, 2010, the Term Note’s maturity. Concurrently, the Company terminated early the interest rate swap agreement with Wachovia which it entered into concurrent with the Term Note. The principal amount of the Term Note will be reduced by the net proceeds to the Company upon the sale if applicable, of any remaining assets still reflected in discontinued operations.

 The Company is limited to borrowings under the revolving facility equal to 2.0 its trailing twelve months pro forma adjusted EBITDA until the earlier of the sale if applicable, of any remaining assets still reflected in discontinued operations or October 1, 2009, at which time the borrowings are limited to 1.5 times its trailing twelve months pro forma adjusted EBITDA.  Further, so long as there remain any amounts outstanding under the credit facility, the Company is required to maintain: (1) a “Total Debt to EBITDA Ratio” of not less than 2.00 to 1.00, calculated quarterly on a rolling four quarters basis; and (2) a “Fixed Charge Coverage Ratio” of not less than 2.50 to 1.00, calculated quarterly on a rolling four quarters basis.  In addition, the Company may not: (a) make capital expenditures during any year exceeding $500,000; (b) incur any additional indebtedness unless approved by Wachovia; (c) declare or pay dividends unless approved by Wachovia; and (d) arrange for return, cancellation, termination, or replacement of  letters of credit on or before August 21, 2009.  Additionally, so long as the credit facility remains in effect, the Company may not acquire or invest in, directly or indirectly, any business unless approved by Wachovia. The Company may not purchase, redeem, retire or otherwise acquire, directly or indirectly, any stock, securities, or evidence of indebtedness, unless approved by Wachovia.

 Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2009 (the “Execution Date”), the Company entered into an employment agreement with Gail Babitt (“Executive”) pursuant to which Executive will become the Company’s chief financial officer on March 30, 2009 (the “Start Date”).  Executive will become the Company’s principal financial and accounting officer on the Start Date, at which time Jan Broadwater, the Company’s Director of Finance and Accounting, will cease to serve as the Company’s principal financial and accounting officer.

Ms. Babitt most recently served as Chief Financial Officer of WorldSage, Inc., a global consolidator of post-secondary education institutions, where she helped develop the business model for a start-up business.

Previously, Ms. Babitt served as Chief Financial Officer for Pamida Stores, a private equity owned national merchandiser operating over 200 stores in 16 states with annualized revenues in excess of $800M.  She was a Partner with Envision Management Group, Inc., a private consulting firm that provides financial consulting services to various industries, Chief Financial Officer for Onstream Media Corporation, a NASDAQ-listed digital asset management and streaming media company, and served as VP of Finance and Corporate Controller for Telecomputing ASA, an Oslo Stock Exchange listed application service provider.  Ms. Babitt began her career with Ernst & Young and Price Waterhouse in the assurance and advisory practice, providing audit services for clients in diversified industries including entertainment, financial services, retail, technology and communication, with most of her clients being publicly-traded companies.  From there she became a Manager in the Transaction Services Group of PricewaterhouseCoopers (PWC), providing financial due diligence for mergers and acquisitions supporting financial and strategic buyers and sellers.  Ms. Babitt received her Bachelor of Science degree in accounting from Nova Southeastern University and her MBA from Boston University, and is also a Certified Public Accountant.

In connection with entering into the employment agreement, the Company agreed to issue to Executive under Company’s 2005 Long Term Incentive Plan options to purchase 750,000 shares of Company’s common stock, $.001 par value per share. The date of grant of all such options shall be the Execution Date and the exercise price shall equal the greater of the Fair Market Value of Company’s stock as that term is defined in the LTIP or $0.25 per share. These options shall vest one-third per year for each year of Executive’s employment with all such shares vested upon the third anniversary of Starting Date

The employment agreement provides for (i) a term ending March 31, 2012; (ii) base salary equal to $250,000 per annum during the term of the agreement; (iii) a discretionary annual bonus of up to 75% of Executive’s salary commencing in 2009, as determined by Company’s Compensation Committee; (iv) a non-competition and non-solicitation covenant during the term of the employment agreement and for a period of one year thereafter; (v) other benefits that are generally available to the Company’s executive management; (vi) relocation assistance, consisting of the Company paying to Executive $2,000 per month as a temporary Florida housing allowance until Executive sells her home in Omaha, Nebraska, not to exceed twelve (12) months, and reimbursing (a) the reasonable and customary real estate commission not to exceed 6% of the sale price, and closing costs, legal fees and transfer taxes not to exceed $5,000 in the aggregate, which Executive actually pays upon the closing of the sale of her current residence, and (b) the reasonable and customary costs of relocation from Omaha, NE area to the Tampa, FL area.  The employment agreement can be terminated (A) by Executive at any time upon not less than ninety-day prior written notice to the Company, (B) by the Company “For Cause” or the disability of Executive, (B) automatically upon the death of Executive, or (C) by Executive for “Good Reason”.

 “For Cause” shall refer to any of the following events as determined in the reasonable  judgment of the Chief Executive Officer: Executive’s gross neglect of or gross negligence in the performance of her duties, including, but not limited to, materially unsatisfactory performance, failure to materially achieve her approved goals and objectives as a result of Executive’s gross neglect or negligence, breach of her duties to Company, demonstrable disloyalty, malfeasance or misfeasance as a officer of Company, or any knowing acts or knowing failures to act which result in material damages to Company or its reputation; (2) Executive’s failure or refusal to follow reasonable instructions given to her by the CEO; (3) Executive’s violation of any provision of Company’s Articles of Incorporation, Bylaws, or of any other stated policies, standards, or regulations; (4) Executive being charged or indicted in regard to any criminal offense, other than a misdemeanor not involving moral turpitude or a minor traffic violation, or sued in civil litigation which in any way materially relates to, or calls into question Executive’s integrity, honesty or fitness, or which interferes with her ability, to perform her duties; (5) Executive’s violation or breach of any material term, covenant or condition contained in this Agreement, which is not cured within 60 days after written notice thereof is received by Executive, if such violation or breach is capable of being cured; (6) Executive failure to disclose to Company any material matters concerning Executive’s background, qualifications, credentials and character which bring into question Executive’s fitness or ability to serve in the position for which she is hired; or (7)  the U.S. Securities and Exchange Commission issues an order prohibiting Executive from acting as an officer of Company.

 “Good Reason” means (i) the failure of Company to pay any material payment due Executive under the compensation provisions of the agreement; (ii) a change of control (as defined in the agreement) has occurred; (iii) Company’s material breach of any material term, covenant or condition contained in the agreement, which is not cured within 60 days after written notice thereof is received by Company; or (iv) involuntary relocation of the Executive more than 50 miles from the Company’s Clearwater, Florida location.

Except in the case of termination of the employment agreement by reason of death or disability or by reason of a Company termination “For Cause”, in the event that Company terminates this Agreement prior to the end of the term of the agreement, or Executive terminates her employment for Good Reason, Executive shall be paid, on Company’s usual payroll dates, a severance amount equal to the salary and bonus, if any bonus attainment criteria are satisfied post-termination that would have otherwise become due and owing to Executive on such payroll date through the one (1) year anniversary of the date of Executive’s termination of employment, offset by any compensation earned by Executive from replacement employment during such time period.

The foregoing description of the terms of Executive’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the agreement which is attached hereto as an exhibit and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Second Amendment to Amended and Restated Loan Agreement and Amended and Restated Term Promissory Note dated March 18, 2009 by and between the Company and Wachovia, NA
10.2	Employment Agreement, dated March 23, 2009, by and between the Company and Gail Babitt
99.1	Press Release dated March 24, 2009, entitled “Gail Babitt Joins Kowabunga! as Chief Financial Officer”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THINK PARTNERSHIP INC.

By:	/s/ RICHARD K. HOWE
Richard K. Howe Chief Executive Officer

Date:  March 24, 2009